CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated November 12, 1998 with respect to Stein Roe Institutional Floating Rate Income Fund in the Registration Statement (Form N-2) and related Prospectus and Statement of Additional Information of Stein Roe Institutional Floating Rate Income Fund, filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-61749) and in this Amendment No. 1 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-08955).




                                 ERNST & YOUNG LLP




Chicago, Illinois
November 12, 1998